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                                                                EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 30,000 Common Shares for the Eaton Non-Employee Director Fee Deferral Plan and the related Prospectus documents of our report dated January 22, 1996, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                        ERNST & YOUNG LLP



Cleveland, Ohio
March 17, 1997